EXHIBIT 3.28

BY-LAWS OF

(a California Corporation)

PETS AND PEOPLE, INC.

ARTICLE I

OFFICES

Section 1. Principal Office.

The principal office for the transaction of the business of the corporation in California is hereby fixed at principal office at 5312 Ironwood Street, Rancho Palos Verdes, Ca. 90274. The board of directors is hereby granted full power and authority to change said principal office from one location to another in said county. Any such change shall be noted on the By-Laws by the secretary, opposite this section, or this section may be amended to state the new location.

Section 2. Other Offices.

Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings.

All annual meetings of the shareholders shall be held at the principal office of the corporation, and all other meetings of shareholders shall be held either at the principal office or at any other place within or without the State of California which may be designated either by the board of directors pursuant to authority hereinafter granted to said board, or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation.

Section 2. Annual Meetings.

The annual meetings of shareholders shall be held on March 15, provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than 15 days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute.

Section 3. Special Meetings.

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president, or by any vice-president, or by the board of directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify, in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 4. Quorum.

The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 5. Adjourned Meeting and Notice Thereof.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

When any shareholders’ meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken.

Section 6. Voting.

Unless a record for voting purposes be fixed as provided in Section 1 of Article V of these by-laws then, subject to the provisions of Sections 2218 to 2223, inclusive, of the Corporations Code of California, only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day three days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Every shareholder entitled to vote at an election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

Section 7. Consent of Absentees.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. Action Without Meeting.

Any action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, except approval of an agreement for merger or consolidation of the corporation with other corporations, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the secretary of the corporation.

Section 9. Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven years from the date of its execution.

Section 10. Inspectors of Election.

In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman.

The duties of such inspectors shall be as prescribed by Section 2233 of the Corporations Code of California and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1. Powers.

Subject to limitations of the articles of incorporation, of the by-laws, and of the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the by-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

First — To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the by-laws, fix their compensation and require from them security for faithful service.

Second — To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the by-laws, as they may deem best.

Third — To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, hereof; to designate any place within or without the State of California for the holding of any shareholders’ meeting or meetings except annual meetings; and to adapt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fifth — To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth — To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws. The board of directors shall have the power to prescribe the manner in which proceedings of the executive committee and other committees shall be conducted. The executive committee shall be composed of two or more directors. Unless the board of directors shall otherwise provide: regular meetings of the executive committee, notice of which is hereby dispensed with, shall be held at such times as are determined by the board of directors, or by such committee if appointed; special meetings of the executive committee shall be held at the principal office of the corporation, or at any place which has been designated from time to time by resolution of the executive committee or by written consent of all members thereof, and may be called by the president, any vice-president who is a member of the executive committee, or any two members thereof, upon written notice to the members of the executive committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the board of directors; minutes shall be kept of each meeting of the executive committee; vacancies in the membership of the executive committee may be filled by the board of directors; a majority of the authorized number of members of the executive committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the executive committee, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 2. Number and Qualification of Directors.

The authorized number of directors shall be 1 until changed by amendment of the articles of incorporation or by a by-law duly adopted by the shareholders amending this Section 2; and if it is proposed to reduce the authorized number of directors below five the vote or written consent of shareholders holding more than eighty percent of the voting power shall be necessary for such reduction.

Section 3. Election and Term of Office.

The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

Section 4. Vacancies.

Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accept the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5. Place of Meeting.

Regular meetings of the board of directors shall be held at any place within or without the State which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation regular meetings shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal office.

Section 6. Organization Meeting.

Immediately following each annual meeting of shareholders the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 7. Other Regular Meetings.

Other regular meetings of the board of directors shall be held without call provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

Section 8. Special Meetings.

Special meetings of the board of directors for any purpose or purposes shall be called at any time by the president or, if he is absent or unable or refuses to act, by any vice-president or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the corporation is located at least prior to the time of the holding of the meeting. Notice may be telegraphed or telephoned six hours prior to the holding of the meeting. Such mailing, telegraphing or telephoning as above provided shall be due, legal and personal notice to such director.

Section 9. Action Without Meeting.

Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

Section 10. Quorum.

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the articles of incorporation.

Section 11. Waiver of Notice.

The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. Adjournment.

A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

Section 13. Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 14. Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

ARTICLE IV

OFFICERS

Section 1. Officers.

The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

Section 2. Election.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. Subordinate Officers, Etc.

The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the board of directors may from time to time determine.

Section 4. Removal and Resignation.

Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies,

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the by-laws for regular appointments to such office.

Section 6. Chairman of the Board.

The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws.

Section 7. President.

Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be exofficio a member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the by-laws.

Section 8. Vice-President.

In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the by-laws.

Section 9. Secretary.

The secretary shall keep or cause to be kept, at the principal office or such other place as the board of directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors of by the by-laws.

Section 10. Treasurer.

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

ARTICLE V

MISCELLANEOUS

Section 1. Record Date and Closing Stock Books.

The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distributio, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than fifty days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

The board of directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than fifty (50) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

Section 2. Inspection of Corporate Records.

The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors and of the executive and other committees of the directors shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reaso-ably related to his interests as a shareholder or as the holder of a voting trust certificate and shall be exhibited at any time when required by the demand of ten per cent of the shares represented at any shareholders’ meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders’ meeting shall be made in writing upon the president, secretary, assistant secretary or general manager of the corporation.

Section 3. Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 4. Annual Report.

The board of directors of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal or calendar year in compliance with the provisions of Sections 3007, et seq., of the California Corporations Code.

Section 5. Contracts, Etc., How Executed.

The board of directors, except as in the by-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6. Certificates of Stock.

A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice-president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the president and secretary or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, or by the facsimile signature of the transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the corporation before such certificate is delivered by the corporation, such certificate shall be as valid as though signed by a duly elected, qualified and authorized officer, if it be countersigned by a signature or facsimile signature of a transfer agent or transfer clerk and registered by an incorporated bank or trust company as registrar of transfers.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the by-laws may provide; provided, however, that any such certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

Section 7. Representation of Shares of Other Corporations.

The president or any vice-president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said foficers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 8. Inspection of By-Laws.

The corporation shall keep in its principal office for the transaction of business the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 9. Employee Stock Purchase Plans.

The corporation may, upon terms and conditions herein authorized, provide and carry out an employee stock purchase plan or plans providing for the issue and sale, or for the granting of options for the purchase, of its unissued shares, or of issued shares purchased or to be purchased or acquired, to employees of the corporation or of any subsidiary or to a trustee on their behalf. Such plan may provide for such consideration as may be fixed therein, for the payment of such shares in installments or at one time and for aiding any such employees in paying for such shares by compensation for services or otherwise. Any such plan before becoming effective must be approved or authorized by the board of directors of the corporation.

Such plan may include, among other things, provisions determining or providing for the determination by the board of directors, or any committee thereof designated by the board of directors, of: (a) eligibility of employees (including officers and directors) to participate therein, (b) the number and class of shares which may be subscribed for or for which options may be granted under the plan, (c) the time and method of payment therefor, (d) the price or prices at which such shares shall be issued or sold, (e) whether or not title to the shares shall be reserved to the corporation until full payment therefore, (f) the effect of the death of an employee participating in the plan or termination of his employment, including whether there shall be any option or obligation on the part of the corporation to repurchase the shares thereupon, (g) restrictions, if any, upon the transfer of the shares, and the time limits and termination of the plan, (h) termination, continuation or adjustments of the rights of participating employees upon happening of specified contingencies, including increase or decrease in the number of issued shares of the class covered by the plan without receip- of consideration by the corporation or any exchange of shares of such class for stock or securities of another corporation pursuant to a reorganization or merger, consolidation or dissolution of the corporation, (i) amendment, termination, interpretation and administration of such plan by the board of directors or any committee thereof designated by the board of directors, and (j) any other matters, not repugnant to law, as may be included in the plan as approved or authorized by the board of directors or any such committee.

Section 10. Construction and Definitions.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these by-laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE VI

AMENDMENTS

Section 1. Power of Shareholders.

New by-laws may be adopted or these by-laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the articles of incorporation.

Section 2. Power of Directors.

Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal by-laws, other than a by-law or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the board of directors.

ARTICLE VII

TRANSFER OF SHARES

Section 1.

Subject to the terms and provisions hereinafter set forth, the shares of capital stock of the corporation shall be transferred on the books of the corporation upon surrender and cancellation of certificates for a like number of shares by the holder thereof in person, or by his attorney.

Except as otherwise provided in this Article, no shares of the corporation shall be sold or otherwise disposed of by any shareholder until after written notice of such intended sale or disposition shall have been delivered to the corporation, and until sixty days have expired subsequent to a final determination of a price per share for such shares, all as hereinafter provided.

In the event any shareholder proposes to sell or otherwise dispose of all or any part of his shares, he shall sign and deliver to the corporation a written notice stating his desire to sell and dispose of the designated number of shares. Such shareholder and the corporation shall then fix a price per share computed by determining the fair market value of the net assets of the corporation (excluding “good will”) on the date of such notice, and multiplying the resulting figure by a fraction, the numerator of which shall be one and the denominator of which shall be the number of shares of the capital stock of the corporation issued and outstanding as of the date of such notice. In the event that the shareholder and the corporation cannot agree on the price per share, computed as aforesaid, the shareholder and the corporation shall each appoint an independent arbitrator. If either the shareholder or the corporation fails to appoint an arbitrator, the arbitrator appointed by the other shall have power to act alone. The arbitrator(s) thus selected shall determine the price per share computed as aforesaid, and their decision shall be final and conclusive upon the parties; in the event the two arbitrators cannot agree on the price per share, the two arbitrators shall appoint a third arbitrator. Such third arbitrator shall receive the advice and counsel of the two previously appointed arbitrators, but the decision of the third arbitrator acting alone, as to the price per share computed as aforesaid, shall be final, binding and conclusive upon the parties.

The corporation shall have the prior option and right to purchase all or any part of such shares for a period of thirty days after the final determination of the price per share at the price thus determined. In the event the corporation does not exercise its option within the thirty-day period with respect to all of the shares, each remaining shareholder of the corporation shall have an option for a period of twenty days next succeeding the expiration of such thirty-day period to purchase pro rata to the number of shares owned by him the shares remaining for sale at the price per share determined as aforesaid. In the event options have not been exercised with respect to all of the shares specified in the written notice pursuant to the options granted to the corporation and to the shareholders as above set forth, shareholders who exercise their option within said twenty-day period shall have an additional option for a period of ten days next succeeding the expiration of such twenty-day period to purchase all or any part of the balance of such shares at the price per share determined as aforesaid; in the event there are two or more such shareholders who exercise the last mentioned option for a total number of shares in excess of the number available, the shares available for such option shall be allocated to such shareholders pro rata to the number of shares owned by each such shareholder.

In the event that options have not been exercised with respect to all of the shares set forth in the written notice delivered to the corporation within sixty days after the date of final determination of the price per share as aforesaid, the shareholder giving such written notice may sell such shares with respect to which options have not been exercised at the expiration of sixty days after the final determination of the price per share as aforesaid, but not otherwise, and in no event later than thirty days after the expiration of said sixty day period.

The provisions of this Article VII and the options and rights therein granted may be waived with respect to any proposed sale or other disposition of shares by written waiver executed by the corporation and by the owners of two-thirds of the outstanding capital stock of the corporation. In the event of any such waiver, the provisions of this Article shall not be applicable to the proposed sale or other disposition of shares with respect to which such waiver shall have been executed but shall be applicable to all other sales or dispositions of shares.

WRITTEN CONSENT

OF

THE SOLE STOCKHOLDER

OF

PETS ‘N PEOPLE, INC.

July 30, 2004

The undersigned, being the sole stockholder of Pets `N People, Inc., a California corporation (the “Company”), hereby, pursuant to Section 603(a) of the California Corporations Code, consents to, adopts, and approves the following resolutions and each and every action effected thereby:

Acceptance of Resignations

RESOLVED, that the director resignations attached hereto as Exhibit A are hereby accepted, effective as of the date set forth therein.

Amendment of By-Laws

RESOLVED, that Article III, Section 2 of the By-Laws of the Company be, and it, hereby is, deleted in its entirety and a new Article III, Section 2 be inserted in lieu thereof to read as set forth in Exhibit B attached hereto.

Election of Directors

RESOLVED, that Robert L. Caulk and Daniel J. Johnston are hereby elected to serve as members of the Board of Directors of the Company until the election of their qualified successors or their earlier resignation or removal.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Written Consent as of the date first above written.

UNITED PET GROUP, INC.

By:	/s/ Daniel J. Johnston
Name:	Daniel J. Johnston
Title:	Vice President, Treasurer

2

EXHIBIT A

DIRECTOR RESIGNATIONS

3

EXHIBIT B

AMENDMENT TO BY-LAWS

“Article III, Section 2. Number and Qualifications of Directors

The authorized number of directors shall be no more than two (2) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.”

4

AMENDMENT OF

BY-LAWS OF

PETS ‘N PEOPLE, INC.

Pursuant to the unanimous consents adopted by the shareholders and directors of PETS ‘N PEOPLE, INC., a California corporation, effective 3/15, 2003 the By-laws of this corporation are hereby amended as follows:

Article VII, Deleted in its entirety

The foregoing amendment of the By-laws was duly approved by the required vote of shareholders in accordance with Article VI, Section 1 of the Bylaws.

Effective: 3/15, 2003

/s/ Mindy D. Weiss
MINDY D. WEISS, President

/s/ Marcia Weiss
MARCIA WEISS, Secretary

1

AMENDMENT OF

BY-LAWS OF

PETS ‘N PEOPLE, INC.

Pursuant to the resolution adopted by the shareholder and director of PETS ‘N PEOPLE, INC., a California corporation, effective March 10, 1998 the By-laws of this corporation are hereby amended as follows:

Article III, Section 2, Number and Qualification of Directors, is deleted in its entirety and the following inserted in lieu thereof:

“Article III, Section 2, Number and Qualification of Directors

The authorized number of directors shall be 3 until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Sec. 212.”

The foregoing amendment of the By-laws was duly approved by the required vote of shareholders in accordance with Article VI, Section 1 of the Bylaws.

Effective: March 10, 1998

/s/ Joseph H. Weiss
JOSEPH H. WEISS, President

/s/ Marcia Weiss
MARCIA WEISS, Secretary

1

FIRST AMENDMENT OF

BYLAWS OF

PETS ‘N PEOPLE, INC.

Pursuant to the resolution adopted by the shareholders and director of PETS ‘N PEOPLE, INC., a California corporation, on May 28, 1992 the Bylaws of this corporation are hereby amended as follows:

“Article V, Section 11, Indemnification of Agents The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its stockholders, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.”

The foregoing amendment of the Bylaws was duly approved by the required vote of shareholders in accordance with Article VI, Section 1 of the Bylaws.

Dated: 05/28/92, 1992.

/s/ Joseph H. Weiss
JOSEPH H. WEISS, President

/s/ Marcia Weiss
MARCIA WEISS, Secretary

1